UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2021

Exxon Mobil Corporation
(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 5959 Las Colinas Boulevard, Irving, Texas 75039-2298
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 940-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of Each Exchange
Title of Each Class	Trading Symbol	on Which Registered
Common Stock, without par value	XOM	New York Stock Exchange
0.142% Notes due 2024	XOM24B	New York Stock Exchange
0.524% Notes due 2028	XOM28	New York Stock Exchange
0.835% Notes due 2032	XOM32	New York Stock Exchange
1.408% Notes due 2039	XOM39A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On July 16, 2021, Andrew Swiger, Senior Vice President of the Corporation and principal financial officer, announced his intention to retire effective September 1, 2021.
(c), (e)
On July 16, 2021, the Corporation elected Kathryn Mikells as Senior Vice President and Chief Financial Officer (principal financial officer) of the Corporation effective August 9, 2021. Ms. Mikells, age 55, has previously served as Chief Financial Officer and a director of Diageo plc for more than the past five years. Prior to that time she held Chief Financial Officer positions at Xerox, ADT, Nalco, and United Airlines, where she also served as Vice President of Investor Relations and Treasurer.

Ms. Mikells, like other executive officers of the Corporation, will not have an employment contract. In connection with her hiring by the Corporation she will be granted an initial one-time award of 80,000 restricted stock units (“RSUs”) effective August 9, 2021, and will have an annual salary of $1.1 million per year. The material terms of this RSU grant will be the same as the terms of the RSUs the Corporation otherwise grants to executive officers, including: (i) each RSU represents one share of the Corporation’s common stock, and may be settled only in stock; (ii) the RSU grant will be subject to restriction for 50 percent of the shares for five years after the grant date and for the balance of the shares for ten years after the grant, and the restricted periods are not subject to acceleration for any event other than death; and (iii) during the restricted period, RSUs may not be sold, transferred, or pledged, and are subject to forfeiture in case of voluntary resignation prior to the Corporation’s normal retirement age for U.S. employees (currently age 65), involuntary termination for cause, or detrimental activity. During the restricted period, RSU holders are entitled to receive cash payments on each unit corresponding to cash dividends paid on an outstanding share of the Corporation’s common stock, but do not have voting rights and are not deemed to be shareholders of the Corporation in respect of unvested RSUs. Going forward, Ms. Mikells will be eligible for future grants under the Corporation’s bonus and long-term equity incentive programs, depending on company and individual performance, in the same manner as other employees.

See the Compensation Discussion & Analysis section of the Corporation’s most recent Proxy Statement dated March 16, 2021, for a more complete description of the Corporation’s executive compensation programs and award terms. The terms and conditions of the Corporation’s RSUs for executive officers are also included as Exhibit 99.1 to this Report.

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Extended Provisions for Restricted Stock Unit Agreements – Settlement in Shares (incorporated by reference to Exhibit 99.1 to the Registrant's report on Form 8-K of December 1, 2020).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date: July 22, 2021	By:	/s/ LEN M. FOX
Len M. Fox
Vice President and Controller
(Principal Accounting Officer)
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